As filed with the Securities and Exchange Commission on February 6, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PENN VIRGINIA CORPORATION

(Exact name of Registrant as specified in its charter)
Virginia	One Radnor Corporate Center Suite 200, 100 Matsonford Road Radnor, Pennsylvania 19087-4515		23-1184320
(State of Incorporation)	(Address of principal executive offices) (Zip Code)		(I.R.S. Employer Identification No.)
PENN VIRGINIA CORPORATION AND AFFILIATED COMPANIES EMPLOYEES' 401(k) PLAN (Full Title of the Plan)

Nancy M. Snyder

Vice President and General Counsel

One Radnor Corporate Center

Suite 200, 100 Matsonford Road

Radnor, Pennsylvania 19087-4515

(Name and address of agent for service)

(610) 687-8900

(Telephone number, including area code, of agent for service)

With a Copy to:
Dechert 4000 Bell Atlantic Tower 1717 Arch Street Philadelphia, Pennsylvania 19103 (215) 994-4000
CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Common Stock par value $6.25 per share (2)	300,000 shares	$28.37	$8,511,000	$783

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $28.37 per share, the average high and low prices of common stock, par value $6.25 per share ("Common Stock"), of Penn Virginia Corporation (the "Registrant") as reported on the New York Stock Exchange on January 30, 2002.

(2) Includes associated Rights to Purchase Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing Common Stock, and will be transferred with and only with Common Stock.

PART II

INFORMATION REQUIRED IN THE PRIOR REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the Registrant in connection with the Penn Virginia Corporation and Affiliated Companies Employees' 401(k) Plan (the "Plan"). The Plan was previously known as the Penn Virginia Corporation and Affiliated Companies Employees' Retirement/Savings Plan. A registration statement on Form S-8, file number 33-40430 (the "Prior Registration Statement") was filed on May 13, 1991 in respect of shares of Common Stock to be offered pursuant to the Plan and is currently effective. The contents of the Prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description
23.1	Consent of Arthur Andersen LLP
24	Power of Attorney (included in Signature Page)

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, Pennsylvania, on February 6, 2002.

PENN VIRGINIA CORPORATION

By:	s/s A. James Dearlove
A. James Dearlove
President, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes A. James Dearlove and Nancy M. Snyder, and each of them, his/her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him/her in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities as indicated on February 6, 2002.

s/s A. James Dearlove A. James Dearlove	President and Chief Executive Officer (Principal Executive Officer)
s/s Frank A. Pici Frank A. Pici	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
s/s Ann N. Horton Ann N. Horton	Controller (Principal Accounting Officer)
s/s Robert Garrett Robert Garrett	Chairman of the Board of Directors
s/s Richard A. Bachmann Richard A. Bachmann	Director
s/s Edward B. Cloues, II Edward B. Cloues, II	Director
s/s Keith D. Horton Keith D. Horton	Director
s/s Peter B. Lilly Peter B. Lilly	Director
s/s Marsha Reines Perelman Marsha Reines Perelman	Director
s/s Joe T. Rye Joe T. Rye	Director